Exhibit 10.1

ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT (“Agreement”) is made and entered into effective as of August 16, 2022 (the “Effective Date”), by and between Celularity Inc, a Delaware corporation with an address at 170 Park Avenue, Florham Park, NJ 07932 (the “Company”), and Robin L. Smith, MD, an individual with an address at PO Box 5298, New York, NY 10021 (the “Advisor”). The Company and the Advisor may be referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Advisor has extensive experience in international business development, business and financial consulting, investor communications, and operational executive management;

WHEREAS, the Company wishes to engage the Advisor to provide advisory services to the Company on certain business and financial matters as set forth in this Agreement, in addition to Advisor’s services as a member of the Company’s Board of Directors (the “Board”); and

WHEREAS, the Advisor is willing to accept such engagement, on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and obligations contained in this Agreement, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.
Engagement.

1.1
Engagement. The Company hereby engages the Advisor to perform the Services set forth in Section 1.4, for the Term (as defined below), and the Advisor hereby accepts such engagement subject to the terms and conditions set forth in this Agreement.

1.2
Relationship. The Parties acknowledge and agree that the relationship created by this Agreement for purposes of provision of the Services is that of an independent contractor and the Advisor is not and shall not be deemed to be an employee of the Company for any purpose. The Parties further acknowledge that Advisor shall have no authority to bind the Company in any capacity.

1.3
Services. The Advisor shall render the Services from time to time during the Term at the Company’s request solely for the Company’s benefit and not for the benefit of any third party. The “Services” shall include, but shall not be limited to, general advisory services, strategic transaction advisory, international business development, general evaluation of financing or joint venture proposals, and any other services that both Parties agree to in connection with this Agreement.

1.4
No Capital Raising Services. Under no circumstances shall Advisor assist the Company in connection with (i) the offer or sale of securities in any capital-raising transaction or (ii) directly or indirectly promoting or maintaining a market for any of the Company’s securities.

1.5
No Investment Advisory or Brokerage Services. Under no circumstances shall Advisor engage in any activities for which an investment advisor’s registration or license is required under the U.S. Investment Advisors Act of 1940, or under any other applicable federal or state law; or for which a “broker’s” or “dealer’s” registration or license is required under the U.S. Securities Exchange Act of 1934, as amended, or under any other applicable federal or state law. The Services shall not consist of effecting transactions in the Company’s securities and Advisor shall not provide any securities broker-dealer services to the Company.

1.6
Location. The Company and the Advisor intend that the Services shall be rendered primarily from an office in New York, New York and may be rendered by telephone, videoconference and email communication, as well as in-person. The Advisor understands and acknowledges it may be necessary to travel to perform the Services, and that the Advisor may be asked to do so by the Company. To the extent Advisor ceases to be a member of the Board, the Advisor shall, if requested by the Company and at the Company’s expense, make best efforts to attend meetings of the Board at reasonable times when requested in person or by videoconference. As applicable, Advisor shall be reasonably available by to consult with the Board at regular and special meetings thereof.

1.7
Time; Non-exclusive. The Advisor shall devote as much time to the performance of the Services as is necessary to deliver such Services to the Company in a commercially reasonable manner, but the Advisor shall not be required to devote any fixed number of hours or days to the performance of the Services. The Company recognizes that the Advisor has and will continue to have other clients and business and agrees that this engagement is non-exclusive, provided that such services do not represent a conflict of interest or a breach of the Advisor’s fiduciary duty to the Company. Notwithstanding the foregoing, the Advisor represents she has not entered into, and agrees that she will not enter into during the Term, any written agreement in conflict herewith.

2.
Advisor’s Fees and Expenses.

2.1
Consideration. In consideration for the Services, the Company agrees to compensate the Advisor as follows:

(a)
The Company shall pay to the Advisor a monthly cash fee of twenty thousand US Dollars ($20,000.00 USD) (the “Advisor’s Fee”).

(b)
The Company shall grant the Advisor stock options under the Company’s 2021 Equity Incentive Plan (the “Plan”) to acquire one million fifty thousand (1,050,000) shares of the Company’s Class A common stock (the “Option Award”), which shall be evidenced by the Company’s form non-qualified stock option award agreement under the Plan, and shall be subject to vesting upon achievement of certain pre-defined milestones. The Option Awards shall have a five (5) years post-separation exercise period commencing at the time the Advisor ceases to provide “Continuous Service” to the Company (as such term is defined in the 2021 Plan or superseding equity plan), but in no event longer than the original expiration date of such Option Award as set forth in the option award agreement.

(c)
The Advisor shall also be entitled to a one-time success-based cash bonus fee (the “Success Fee”) equal to one million five hundred thousand US Dollars ($1,500,000 USD) upon achievement of the cash bonus achievement trigger event (the “Trigger Event”). The Success Fee shall be due and payable by wire transfer no later than two (2) business days after achievement of the Trigger Event.

2.2
Additional Compensation. The Company acknowledges that the Advisor may receive additional compensation from, or equity participation in, an entity that may be created as a result of the Services provided pursuant to this Agreement and Company and Advisor acknowledge and agree that any such compensation or participation has no bearing on the consideration provided herein. The consideration under this Agreement will not prohibit the Advisor from receiving Board compensation commensurate with her service as a Board member.

2.3
Offset; Withholding; Taxes. The Company shall pay the Advisor’s Fee and Success Fee to the Advisor without offset, deduction or withholding of any kind or for any purpose. The Advisor shall be solely responsible for and shall make proper and timely payment of any taxes due on payments made to the Advisor pursuant to this Agreement (including, but not limited to, the Advisor’s estimated state and Federal income taxes and self-employment taxes, as applicable).

2.4
The Advisor’s Expenses. The Company will reimburse the Advisor for reasonable expenses incurred in connection with the performance of the Services under this Agreement, subject to the Advisor’s submission of appropriate documentation substantiating any such expenses. The Company shall pay undisputed invoices for reimbursable expenses within thirty (30) days of the Company’s receipt of such invoices or within the next accounts payable cycle, except as may be otherwise agreed to by the Parties in writing.

2.5
No Referrals. Nothing contained in this Agreement shall be construed in any manner as an obligation or inducement for the Advisor to order and utilize any of products offered by the Company in the treatment and care of patients, or to purchase, lease, order, or recommend the purchasing, leasing or ordering of, any product manufactured or distributed by the Company in the United States or any service relating thereto. The Parties acknowledge and agree that the compensation set forth herein represents the fair market value of the Services to be provided by Advisor to Company, has been negotiated at arms-length, and has not been determined in a manner that takes into account the volume or value of referrals or business, if any, that may otherwise be generated between the Company and the Advisor.

2.6
Transparency Reporting. The total compensation and related expenses paid to the Advisor pursuant to this Agreement will, if required by law, be reported by the Company in accordance with all applicable federal and state transparency reporting requirements, including, but not limited to the Physician Payment Sunshine Act in the United States (Section 6002 of the Patient Protection and Affordable Care Act).

3.
Term and Termination.

3.1
Term. This Agreement shall commence as of the Effective Date and shall continue in full force and effect for twelve (12) months from the Effective Date, unless terminated by either Party pursuant to Section 3 (the “Term”) or as otherwise agreed upon or extended in writing by the Parties.

3.2
Termination. This Agreement may be terminated by either Party at any time, with or without cause, upon written notice to the other Party. Upon expiration or earlier termination of this Agreement, any amounts due to the Advisor, including undisputed expense reimbursements, up to the date of termination will immediately become due and payable. In the event this Agreement is terminated by the Company for any reason other than Cause (as such term is defined in the 2021 Plan), the Success Fee and/or achievement of the stock option vesting milestones shall be due and payable regardless of the date of termination. Notwithstanding anything contained herein, the confidentiality provisions of Section 5 shall survive its termination or expiration for a period of five (5) years after the expiration or earlier termination of the Term (except with respect trade secrets, which shall be held in confidence for so long as they are protected under applicable law of trade secrets).

4.
Indemnification. The Company shall indemnify, hold harmless and defend the Advisor from and against any loss, costs (including reasonable attorney’s fees) damages, injury, liability, claims, demands, or causes of action arising out of or resulting from her performance of the Services under this Agreement, except for claims resulting directly from the Advisor’s gross negligence or willful misconduct.

5.
Confidential Information.

5.1
The Parties hereto recognize that a major need of the Company is to preserve its specialized knowledge, trade secrets, and confidential information. The strength and good will of the Company is derived from the specialized knowledge, trade secrets, and confidential information generated from experience with the activities undertaken by the Company and its subsidiaries. The disclosure of this information and knowledge to competitors would be beneficial to them and detrimental to the Company, as would the disclosure of information about the marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, and similar items of the Company and its subsidiaries. By reason of her being a member of the Board and Advisor to the Company, Advisor has or will have access to, and will obtain, specialized knowledge, trade secrets and confidential information about the Company’s operations and the operations of its subsidiaries, which operations extend through the United States.

5.2
During and after the Term, except as expressly authorized by the Company, Advisor will not use, disclose to others, or publish any inventions or any confidential business information about the affairs of the Company, including but not limited to confidential information concerning the Company’s products, methods, engineering designs and standards, analytical techniques, technical information, customer information, employee information, and other confidential information acquired by her in the course of her past or future services for the Company. Advisor agrees to hold as the Company’s property all memoranda, books, papers, letters, formulas and other data, and all copies thereof and therefrom, in any way relating to the Company’s business and affairs, whether made by it or otherwise coming into its possession, and on termination of this engagement, or on demand of the Company, at any time, to deliver the same to the Company within twenty-four hours of such termination or demand.

6.
General Provisions.

6.1
Compliance with Applicable Laws. During the Term, each Party shall observe and comply, at its sole cost and expense, with (i) all federal, state and local laws, regulations, rules, customs and ordinances now in force or which may hereafter be in force, pertaining to the Services, (ii) all applicable export control and sanctions laws, and (iii) the provisions of the Foreign Corrupt Practices Act 1977 of the United States of America (FCPA), the Bribery Act 2010 of the United Kingdom (Bribery Act) and any other applicable anti-corruption legislation.

6.2
Public Disclosures. The Parties acknowledge and agree that nothing contained herein shall prevent the Company from publicly disclosing this Agreement or the terms contained herein as required by law or regulation; provided, however, the Company shall, to the extent reasonably practicable, discuss in good faith and coordinate with Advisor in connection therewith. Notwithstanding the foregoing, the Company shall have final decision-making with respect to any such disclosure.

6.3
Entire Agreement; Modification; Waivers. This Agreement contains the entire agreement of the Parties and supersedes any prior agreements with respect to its subject matter. There are no agreements, understandings or arrangements of the Parties with respect to the subject matter of this Agreement that is not contained herein. This Agreement shall not be modified in any way except by mutual consent, in writing, signed by the Parties. No waiver of any provision of this Agreement shall be effective unless made in writing and signed by the Party making the waiver. The waiver of any provision of this Agreement shall not be deemed to be a waiver of any other provision or any future waiver of the same provision.

6.4
Notices. All notices given under this Agreement shall be in writing, addressed to the Parties as set forth below, and shall be deemed effective on the earliest of (i) the date received by email or mail, (ii) on the second business day after mailing if sent by a major international air delivery or air courier service (such as Federal Express or Network Couriers), (iii) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth below at or prior to 5:30 p.m. (New York City time) on a business day, or (iv) the next business day after the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth below on a day that is not a business day or later than 5:30 p.m. (New York City time) on any business day:

If to the Company: If to the Advisor:

CELULARITY INC. ROBIN L. SMITH

170 Park Avenue PO Box 5298

Florham Park, NJ 07932 New York, NY 10185

Attention: Robert Hariri Attention: Robin L. Smith

Email: robert.hariri@celularity.com Email:robin@robinlsmith.com

6.5
Governing Law, Jurisdiction and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The state and federal courts of the State of New York shall have exclusive jurisdiction to hear, adjudicate, decide, determine and enter final judgment in any action, suit, proceeding, case, controversy or dispute, whether at law or in equity or both, and whether in contract or tort or both, arising out of or related to this Agreement, or the construction or enforcement hereof or thereof. The prevailing Party in any claim brought pursuant to this Agreement shall be entitled to recover that Party’s costs of suit, including reasonable attorney’s fees

6.6
Binding Effect; Assignment. This Agreement shall be binding on, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns. This Agreement is unique as to the Advisor and shall not be assigned or transferred by the Advisor without the prior written consent of the Company. It is understood and agreed that the Company shall have the right to assign this Agreement to any successor to all or substantially all of its assets and business by dissolution, merger, consolidation, transfer of assets or otherwise, or to any direct or indirect subsidiary of Celularity.

6.7
Force Majeure. Any act of God or other cause beyond the reasonable control of a Party (and which does not arise out of a breach by a party of its obligations under this Agreement) which prevents a Party from fulfilling its duties as set forth in this Agreement will not constitute a breach of this Agreement by such Party and will operate to suspend the obligations of such Party during the period required to remove such cause. A Party whose obligations are so suspended shall promptly notify the other Party of the occurrence of any such event and shall use its best efforts to minimize the duration and disruption of any such event. The Party giving such notice shall immediately be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as it is so disabled for up to a maximum of ninety (90) days, after which time the Party not affected by the force majeure may terminate this Agreement. If the Advisor is prevented by a force majeure from performing her obligations under this Agreement, the Company is excused from that portion of its payment obligations, if any, for such unperformed Consultant obligations.

6.8
Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their successors and permitted assigns and shall not be construed as conferring any rights on any third party.

6.9
Construction, Counterparts. This Agreement shall be construed as a whole and in favor of the validity and enforceability of each of its provisions, so as to carry out the intent of the

Parties as expressed herein. Headings are for the convenience of reference, and the meaning and interpretation of the text of any provision shall take precedence over its heading. This Agreement may be signed in one or more counterparts, each of which shall constitute an original, but all of which, taken together shall constitute one agreement. A faxed copy or photocopy of a Party’s signature shall be deemed an original for all purposes. This Agreement may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date.

Celularity Inc. Advisor

By: /s/ Robert J. Hariri By: /S/ Robin L. Smith

Robert J. Hariri, MD, PhD Robin L. Smith, MD

Chairman & CEO